Wang Dai Zhi Jia Advertisement Cooperation Agreement

Party A: Shandong Branch of Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

Address: Floor 19, Yamai International Center, No. 7, Middle Hong Kong Road, Shinan District, Qingdao, Shandong'

Tel.: 0532-68895736

Fax: 0532-68888599

Postal code: 266000

Company website: http: //www.huiyingdai.com

Party B: Shanghai Yingcan Investment Management and Consultant Co., Ltd.

Address: Room 1806, Junfeng International, No. 1619, Dalian Road, Hongkou District, Shanghai

Tel.: 021-31179427

Fax No.:

Postal code:

Company website: http: //www.Wang Dai Zhi Jia.com

Whereas:

As an industry-leading investment and financing service platform, Party A is devoted to provide high-quality service for the investors and the financer, and as an industry-leading P2P network loan information service platform, Party B is devoted to provide high-quality service for the investors and P2P platform.

On the basis of principles of equality, mutual benefits and friendly negotiation, Party A and Party B have reached a consensus on the training matter and hereby signed this agreement for common compliance.

1.1 Advertisement cooperation

Position of advertisement: position No. 2 of Wang Dai Zhi Jia community

Size of advertisement: 1001X60 pixels

Price of advertisement: position No. 2 of Wang Dai Zhi Jia community, total price of RMB 25,000 Yuan per month (in words: RMB twenty five thousand Yuan), period of cooperation is from Jul. 20th, 2014 to Sept. 19th, 2014, total expenses is RMB 50,000 Yuan (in words: RMB fifty thousand Yuan)

1.2 Payment

Party A shall make the payment for service as agreed in the agreement to the bank account of Party B within five workdays after signing this agreement using the company account of Party A, total amount of which is RMB 50,000 Yuan (in words: RMB fifty thousand Yuan).

Name of account: Shanghai Yingcan Investment Management and Consultant Co., Ltd.

Bank of deposit: Shanghai Zhujing Branch of Bank of China Co., Ltd.

Bank account: 440361399848

2. Rights and obligation of the parties

2.1 Party A shall make the payment for relevant charges to Party B within five workdays after signing this agreement.

2.2 The contents of advertisement released on Party B’s website must be approved by Party B before releasing, and Party B shall reserve the right of final interpretation.

2.3 Party B must inform Party A before adjusting the position of advertisement, and in case Party A does not agree, Party B shall refund in proportion to Party A, while Party B shall reserve the right to cancel or replace the advertisement.

2.4 In case Party appears to have conditions of poor operation such as difficulty in withdrawal or closing down, Party B shall have the right to cancel relevant advertisements released by Party A on Party B’s website. In regard to the remaining advertising fees, Party B shall refund in proportion to Party A.

3. Obligations of confidentiality

3.1 Both parties shall be responsible for keeping confidentiality of the trade secrets obtained in the performance of the agreement, and such liabilities shall not be invalid due to the termination of the agreement.

3.2 Both Party A and Party B shall guarantee that the employees and agents will comply with the duty of confidentiality in this article.

4. Force majeure and exemption

The party that is failed to perform or completely perform the agreement due to the influence of force majeure can be exempt from part or all of the responsibilities. Force majeure refers to events that cannot be foreseen, and the occurrence and consequences cannot be avoided or overcome. In light of the special characteristics of network, the force majeure or exemption consists of any of the following circumstances that will influence the normal operation of network, including but not limited to:

(1) Hacker attack, penetration or attack of computer virus;

(2) Party A’s incapability to perform the agreement caused by destruction, breakdown or impossibility of normal use of computer system;

(3) Significant influence caused by technical adjustment of Telecom Department;

(4) Temporary closure due to government regulation;

(5) Due to reasons not caused by Party A or its operator.

Any party suffered from the above events of force majeure shall immediately inform the opposite party about the events in written form and shall give an announcement about the details within 15 days, and shall present effective documentary evidence issued by government departments to explain the reason for impossibility of performance or impossibility of full performance, or postponement. Both parties shall determine whether to continue to perform the agreement or terminate the agreement according to the influence of the events on the performance of the agreement.

5. Liability for breach of contract

In case any party of Party A or Party B violates the guarantee, commitment or other clauses made in this agreement, it shall constitute breach of contract. In case of any loss caused to any party due to breach of contract, the delinquent party shall assume the liability for such damages.

6. Rescission of agreement

6.1 In case of any of the following circumstances, any observant party between Party A and Party B may terminate this agreement immediately:

(1) Party A or Party B is failed to perform relevant obligations causing that the agreement is unable to be performed or actually performed;

(2) Party A is failed to make payment for relevant charges to Party B according to this agreement;

(3) Party A or Party B has any behavior severely violating the agreement within the term of the agreement;

6.2 In case of any of the following circumstances, any party may terminate this agreement immediately without assuming any legal liability:

6.2.1 In case the delinquent party postpones to perform the agreement for no reason and is failed to take action to correct within seven days after the observant party notifies the delinquent party in written form;

6.2.2 In case any party has any overdue withdrawal, or it is applied by a third party, entering bankruptcy liquidation or reorganization procedure;

6.2.3 Any party violates the statement or guarantee made in the agreement;

6.2.4 Any party undertakes illegal activities utilizing the service as agreed in the agreement.

7. Dispute settlement and application of law

Both Party A and Party B shall settle the dispute caused in the process of performance of the agreement in the way of friendly negotiation, and in case friendly negotiation is failed to settle the dispute, any party may file a lawsuit to the People’s Court at the address of Party B. This contract shall apply to the laws of the People’s Republic of China.

8. Other terms

8.1 Any supplement or modification of the agreement shall not be carried out through written document with signature and seal of both Party A and Party B.

8.2 The scanning copy of the agreement shall have the same legal effect as the written contract.

8.3 The validity of agreement is from Jul. 20th, 2014 to Sept. 19th, 2014. The agreement is in duplicate.

Each party shall hold one copy which shall have the same legal effect.

Party A:     Party B: Shanghai Yingcan Investment Management and Consultant Co., Ltd.

(Seal)          (Seal)

Legal representative (signature)      legal representative (signature)

Date: Date Month Year      Date: Date Month Year